Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Enlivex Therapeutics, Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Ordinary shares, par value NIS 0.40 per share(1)							(2)
	Other	Warrants							(2)
	Other	Units							(2)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)		(3)		(4)	$7,814,999.17		0.00015310	$1,196.48
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary shares, par value NIS 0.40 per share
Carry Forward Securities	Equity	Ordinary shares, par value NIS 0.40 per share(1)
Carry Forward Securities	Other	Warrants
Carry Forward Securities	Other	Units
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)		(3)		(4)	$283,649,000.83		0.0000927		F-3	333-264561	May 5, 2022	$26,294.26	(5)
Carry Forward Securities	Equity	Ordinary shares, par value NIS 0.40 per share(1)	Rule 415(a)(6)	8,800,000		$0.97	(6)	$8,536,000.00		0.0000927		F-3	333-264561	May 5, 2022	$791.29	(7)
	Total Offering Amounts							$300,000,000	(5)(7)		$1,196.48
	Total Fees Previously Paid										—
	Total Fee Offsets
	Net Fee Due										$1,196.48

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant’s ordinary shares being registered hereunder shall be deemed to cover any additional ordinary shares to be offered or issued from stock splits, stock dividends, recapitalizations, or similar transactions with respect to the ordinary shares being registered.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to instructions to Form F-3 under the Securities Act.

(3)	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices. Also includes such indeterminate number of securities of the registrant as may be issued upon exercise, conversion or exchange of these securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

(4)	The proposed maximum aggregate price per unit of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act.

(5)	The $300,000,000 of securities registered pursuant to the base prospectus contained in this registration statement includes $283,649,000.83 of unsold securities (the “Unsold Securities”) registered pursuant to the Registration Statement on Form F-3 (No. 333-264561), filed on April 29, 2022 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the $26,294.26 of filing fees previously paid in connection with the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder and will continue to be applied to the Unsold Securities registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low prices for an ordinary share on April 25, 2025, as reported on the Nasdaq Capital Market.

(7)	The registrant previously registered the offer and sale of ordinary shares having an aggregate offering price of up to $100,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act on December 30, 2022 (the “2022 ATM Prospectus Supplement”), pursuant to the Prior Registration Statement. The registration of ordinary shares having a maximum aggregate offering price of $100,000,000 to be issued and sold as part of an “at-the-market” offering (the “2022 ATM Program”) covered by the 2022 ATM Prospectus Supplement represented $9,270 of aggregate filing fee of $27,810 paid by the registrant to register up to $300,000,000 of securities under the Prior Registration Statement. Of those ordinary shares, ordinary shares having an aggregate offering price of $2,816,510 have been sold and ordinary shares with a maximum aggregate offering price of $97,183,490 remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the $300,000,000 of securities registered pursuant to this registration statement include the ordinary shares to be issued and sold as part of an “at-the-market” offering covered by the 2022 ATM Prospectus Supplement having a maximum aggregate offering price of $8,536,000.00 (the “ATM Carry Forward Securities”), and the registration fees totaling $791.29 that were previously paid on April 7, 2022 with respect to the ATM Carry Forward Securities will continue to be applied to the ATM Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the ATM Carry Forward Securities under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement, and the remaining ordinary shares with a maximum aggregate offering price of $88,647,490 unsold under the 2022 ATM Prospectus Supplement are included in the Unsold Securities referenced above.